Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259139 on Form F-4- of our report dated August 27, 2021, relating to the financial statements of Ermenegildo Zegna Holditalia S.p.A.. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche S.p.A.

Turin, Italy

September 30, 2021